                                                                     EXHIBIT 3.7

                            CERTIFICATE OF FORMATION

                                       OF

                        GP NATURAL RESOURCE PARTNERS LLC


         This Certificate of Formation, dated April 9, 2002, has been duly executed and is filed pursuant to Sections 18-201 and 18-204 of the Delaware Limited Liability Company Act (the "Act") to form a limited liability company (the "Company") under the Act.

         1. NAME. The name of the Company is:

            GP Natural Resource Partners LLC

         2. REGISTERED OFFICE; REGISTERED AGENT. The address of the registered office required to be maintained by Section 18-104 of the Act is:

            Corporation Trust Center
            1209 Orange Street
            Wilmington, Delaware  19801.

         The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

            The Corporation Trust Company
            Corporation Trust Center
            1209 Orange Street
            Wilmington, Delaware 19801.

         EXECUTED as of the date written first above.



                                             By: /s/ DWIGHT L. DUNLAP
                                                 ---------------------------
                                             Name: Dwight L. Dunlap
                                                   Authorized Person